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                                                                     Exhibit 5.1
16 January 2008

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ATA Inc.                                  DIRECT LINE: (852)  2842 9531
8th Floor, East Building,                 E-MAIL:      Anna.Chong@conyersdillandpearman.com
6 Jian Guo Men Nei Gong Yuan Xi Jie,      OUR REF:     AC/870816/#258451
Beijing, China 100005                     YOUR REF:
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Dear Sirs,

ATA INC. (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with the public offering of American Depositary Shares each representing two ordinary shares issued by the Company (the "SHARES") as described in the prospectus contained in the Company's registration statement on Form F-1, as amended to date (the "REGISTRATION STATEMENT") filed by the Company under the United States Securities Act 1933 (the "SECURITIES ACT") with the United States Securities and Exchange Commission (the "COMMISSION").

For the purposes of giving this opinion, we have examined a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 January 2008 (the "Certificate Date") and a copy of the Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company, each adopted by the shareholders of the Company on 7 January 2008 to be effective conditionally and immediately upon commencement of the trading of the Company's American Depositary Shares representing the Shares on The NASDAQ Global Market, copies of written resolutions of the members of the Company dated 7 January 2008 and written resolutions of the board of directors of the Company dated 7 January 2008 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken and (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1. As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any

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                                                          Conyers Dill & Pearman

ATA Inc.
16 January 2008

     filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities" and "Taxation" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


Yours faithfully,




/s/CONYERS DILL & PEARMAN

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